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                              LASERCARD CORPORATION

                     2004 EQUITY INCENTIVE COMPENSATION PLAN


                    (Adopted by the Board on August 9, 2004)


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                                TABLE OF CONTENTS

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SECTION 1. ESTABLISHMENT AND PURPOSE..............................................................................1

SECTION 2. DEFINITIONS............................................................................................1
         (a)    "Affiliate".......................................................................................1
         (b)    "Award"...........................................................................................1
         (c)    "Board of Directors"..............................................................................1
         (d)    "Change in Control"...............................................................................1
         (e)    "Code"............................................................................................2
         (f)    "Committee".......................................................................................2
         (g)    "Company".........................................................................................2
         (h)    "Consultant"......................................................................................2
         (i)    "Employee"........................................................................................2
         (j)    "Exchange Act"....................................................................................2
         (k)    "Exercise Price"..................................................................................2
         (l)    "Fair Market Value"...............................................................................2
         (m)    "ISO".............................................................................................3
         (n)    "Nonstatutory Option" or "NSO"....................................................................3
         (o)    "Offeree".........................................................................................3
         (p)    "Option"..........................................................................................3
         (q)    "Optionee"........................................................................................3
         (r)    "Outside Director"................................................................................3
         (s)    "Parent"..........................................................................................3
         (t)    "Participant".....................................................................................3
         (u)    "Plan"............................................................................................3
         (v)    "Purchase Price"..................................................................................3
         (w)    "Restricted Share"................................................................................3
         (x)    "Restricted Share Agreement"......................................................................3
         (y)    "SAR".............................................................................................3
         (z)    "SAR Agreement"...................................................................................3
         (aa)   "Service".........................................................................................3
         (bb)   "Share"...........................................................................................3
         (cc)   "Stock"...........................................................................................3
         (dd)   "Stock Option Agreement"..........................................................................4
         (ee)   "Stock Unit"......................................................................................4
         (ff)   "Stock Unit Agreement"............................................................................4
         (gg)   "Subsidiary"......................................................................................4
         (hh)   "Total and Permanent Disability"..................................................................4

SECTION 3. ADMINISTRATION.........................................................................................4
         (a)    Committee Composition.............................................................................4
         (b)    Committee for Non-Officer Grants..................................................................4
         (c)    Committee Procedures..............................................................................4
         (d)    Committee Responsibilities........................................................................4

SECTION 4. ELIGIBILITY............................................................................................5
         (a)    General Rule......................................................................................5
         (b)    Automatic Grants to Outside Directors.............................................................6
         (c)    Ten-Percent Stockholders..........................................................................6
         (d)    Attribution Rules.................................................................................6
         (e)    Outstanding Stock.................................................................................6
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SECTION 5. STOCK SUBJECT TO PLAN..................................................................................6
         (a)    Basic Limitation..................................................................................6
         (b)    Individual Award Limitation.......................................................................7
         (c)    Additional Shares.................................................................................7

SECTION 6. RESTRICTED SHARES......................................................................................7
         (a)    Restricted Stock Agreement........................................................................7
         (b)    Payment for Awards................................................................................7
         (c)    Vesting...........................................................................................7
         (d)    Voting and Dividend Rights........................................................................7
         (e)    Restrictions on Transfer of Shares................................................................7

SECTION 7. TERMS AND CONDITIONS OF OPTIONS........................................................................7
         (a)    Stock Option Agreement............................................................................7
         (b)    Number of Shares..................................................................................8
         (c)    Exercise Price....................................................................................8
         (d)    Withholding Taxes.................................................................................8
         (e)    Exercisability and Term...........................................................................8
         (f)    Exercise of Options Upon Termination of Service...................................................8
         (g)    Effect of Change in Control.......................................................................8
         (h)    Leaves of Absence.................................................................................8
         (i)    No Rights as a Stockholder........................................................................8
         (j)    Modification, Extension and Renewal of Options....................................................8
         (k)    Restrictions on Transfer of Shares................................................................9

SECTION 8. PAYMENT FOR SHARES.....................................................................................9
         (a)    General Rule......................................................................................9
         (b)    Surrender of Stock................................................................................9
         (c)    Services Rendered.................................................................................9
         (d)    Cashless Exercise.................................................................................9
         (e)    Exercise/Pledge...................................................................................9
         (f)    Other Forms of Payment............................................................................9
         (g)    Limitations under Applicable Law..................................................................9

SECTION 9. STOCK APPRECIATION RIGHTS..............................................................................9
         (a)    SAR Agreement....................................................................................10
         (b)    Number of Shares.................................................................................10
         (c)    Exercise Price...................................................................................10
         (d)    Exercisability and Term..........................................................................10
         (e)    Effect of Change in Control......................................................................10
         (f)    Exercise of SARs.................................................................................10
         (g)    Modification or Assumption of SARs...............................................................10

SECTION 10. STOCK UNITS..........................................................................................10
         (a)    Stock Unit Agreement.............................................................................10
         (b)    Payment for Awards...............................................................................10
         (c)    Vesting Conditions...............................................................................10
         (d)    Voting and Dividend Rights.......................................................................11
         (e)    Form and Time of Settlement of Stock Units.......................................................11
         (f)    Death of Recipient...............................................................................11
         (g)    Creditors' Rights................................................................................11

SECTION 11. TRANSFERABILITY; PERFORMANCE GOALS...................................................................11
         (a)    Transferability..................................................................................11
         (b)    Performance Goals................................................................................11
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
SECTION 12. ADJUSTMENT OF SHARES.................................................................................12
         (a)    Adjustments......................................................................................12
         (b)    Dissolution or Liquidation.......................................................................12
         (c)    Reorganizations..................................................................................12
         (d)    Reservation of Rights............................................................................12

SECTION 13. DEFERRAL OF AWARDS...................................................................................13

SECTION 14. AWARDS UNDER OTHER PLANS.............................................................................13

SECTION 15. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.............................................................13
         (a)    Effective Date...................................................................................13
         (b)    Elections to Receive NSOs, Restricted Shares or Stock Units......................................13
         (c)    Number and Terms of NSOs, Restricted Shares or Stock Units.......................................13

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS....................................................................14

SECTION 17. WITHHOLDING TAXES....................................................................................14
         (a)    General..........................................................................................14
         (b)    Share Withholding................................................................................14

SECTION 18. NO EMPLOYMENT RIGHTS.................................................................................14

SECTION 19. DURATION AND AMENDMENTS..............................................................................14
         (a)    Term of the Plan.................................................................................14
         (b)    Right to Amend or Terminate the Plan.............................................................14
         (c)    Effect of Termination............................................................................14

SECTION 20. EXECUTION............................................................................................15
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                              LASERCARD CORPORATION


                     2004 EQUITY INCENTIVE COMPENSATION PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

        The Plan was adopted by the Board of Directors on August 9, 2004, subject to stockholder approval, which was effective on October 1, 2004 (the "Effective Date"). The plan is a successor to the Company's Amended and Restated Stock Option Plan (the "Prior Plan"). As of the Effective Date, no further awards shall be made under the Prior Plan. However, the provisions of the Prior Plan shall continue to apply to awards granted under the Prior Plan prior to the Effective Date. In the event that this Plan is not approved by stockholders, awards shall continue to be made under the Prior Plan in accordance with its terms. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives,
(b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

        (A) "AFFILIATE" shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

        (B) "AWARD" shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

        (C) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time.

        (D) "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

                (i) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

                        (A) Had been directors of the Company on the "look-back date" (as defined below) (the "original directors"); or

                        (B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the "continuing directors"); or

                (ii) Any "person" (as defined below) who by the acquisition or aggregation of securities, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company; or

                (iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately


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prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

                (iv) The sale, transfer or other disposition of all or substantially all of the Company's assets.

        For purposes of subsection (d)(i) above, the term "look-back" date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

        For purposes of subsection (d)(ii) above, the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and
(2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

        Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        (E) "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

        (F) "COMMITTEE" shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

        (G) "COMPANY" shall means LaserCard Corporation, a Delaware corporation.

        (H) "CONSULTANT" shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.

        (I) "EMPLOYEE" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

        (J) "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended.

        (K) "EXERCISE PRICE" shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

        (L) "FAIR MARKET VALUE" with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

                (i) If the Stock was traded over-the-counter in the United Sates on the date in question but was not traded on The United States Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the United States OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal United States automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

                (ii) If the Stock was traded on The United States Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The United States Nasdaq Stock Market;


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                (iii)   If the Stock was traded on a United States stock
exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

                (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

        (M)     "ISO" shall mean an employee incentive stock option described in
Section 422 of the Code.

        (N) "NONSTATUTORY OPTION" OR "NSO" shall mean an employee stock option that is not an ISO.

        (O) "OFFEREE" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

        (P) "OPTION" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

        (Q) "OPTIONEE" shall mean an individual or estate who holds an Option or SAR.

        (R) "OUTSIDE DIRECTOR" shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan, except as provided in Section 4(a).

        (S) "PARENT" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

        (T) "PARTICIPANT" shall mean an individual or estate who holds an Award.

        (U) "PLAN" shall mean this 2004 Equity Incentive Compensation Plan of LaserCard Corporation, as amended from time to time.

        (V) "PURCHASE PRICE" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

        (W)     "RESTRICTED SHARE" shall mean a Share awarded under the Plan.

        (X) "RESTRICTED SHARE AGREEMENT" shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

        (Y) "SAR" shall mean a stock appreciation right granted under the Plan.

        (Z) "SAR AGREEMENT" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

        (AA) "SERVICE" shall mean service as an Employee, Consultant or Outside Director.

        (BB) "SHARE" shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

        (CC)    "STOCK" shall mean the Common Stock of the Company.


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        (DD)    "STOCK OPTION AGREEMENT" shall mean the agreement between the
Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

        (EE) "STOCK UNIT" shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

        (FF) "STOCK UNIT AGREEMENT" shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

        (GG) "SUBSIDIARY" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        (HH) "TOTAL AND PERMANENT DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3. ADMINISTRATION.

        (A) COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the United States Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the United States Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

        (B) COMMITTEE FOR NON-OFFICER GRANTS. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under
Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

        (C) COMMITTEE PROCEDURES. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

        (D) COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

                (i)     To interpret the Plan and to apply its provisions;

                (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

                (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

                (iv) To determine when Awards are to be granted under the Plan;


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                (v)     To select the Offerees and Optionees;

                (vi) To determine the number of Shares to be made subject to each Award;

                (vii) To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price or Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

                (viii) To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

                (ix) To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant's rights or obligations would be adversely affected;

                (x) To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

                (xi) To determine the disposition of each Award or other right under the Plan in the event of a Participant's divorce or dissolution of marriage;

                (xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

                (xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement; and

                (xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

        (A) GENERAL RULE. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

        (B)     AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

                (i) Each Outside Director who first joins the Board of Directors on or after the Effective Date shall receive a Nonstatutory Option, subject to approval of the Plan by the Company's stockholders, to purchase 15,000 Shares (subject to adjustment under Section 12) on the Effective Date or, if later, on his or her appointment or election to the Board of Directors.

                (ii) As of the date of each regular annual meeting of the Company's stockholders, commencing with the annual meeting occurring on the Effective Date, each Outside Director who is not eligible for


                                       5
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the grant of an initial option under Section 4(b)(i) and who has been elected or reelected or is continuing to serve as a member of the Board of Directors as of the adjournment of such meeting shall receive an Option to purchase 6,000 Shares (subject to adjustment under Section 12), provided that such Outside Director has served on the Board of Directors for the immediately preceding six-month period.

                (iii) Each Option granted under this Section 4(b)(i) shall vest and become exercisable as to one fourth of the Shares at the end of the 12th full calendar month following the date the Option was granted and as to an additional 1/4th of the Shares at the end of each subsequent twelve-month period following the date the Option was granted; provided, however, that each such Option shall become fully vested if a Change in Control occurs with respect to the Company during the Outside Director's Service (unless otherwise provided by the Board in the Outside Director's Nonstatutory Option agreement). Each Option granted under Section (4)(ii) shall be fully vested and immediately exercisable on the date of grant.

                (iv) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

                (v) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the tenth anniversary of the date of grant of such Options, (B) the first anniversary of the date of termination of such Outside Director's Service by reason of death or Total and Permanent Disability, (C) the date three months after the termination of such Outside Director's Service for any reason other than death or Total and Permanent Disability, or (D) the first anniversary of the Outside Director's death during the three-month period specified in Section 4(b)(v)(C); provided, however, that any such Options that are not vested upon the termination of the Outside Director's Service for any reason shall terminate immediately and may not be exercised. The Board may also provide for earlier termination in the Outside Director's Nonstatutory Option agreement.

        (C) TEN-PERCENT STOCKHOLDERS. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

        (D) ATTRIBUTION RULES. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee's brother/s, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

        (E) OUTSTANDING STOCK. For purposes of Section 4(c) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person (and therefore that may be subject to ISOs granted under the Plan).

SECTION 5. STOCK SUBJECT TO PLAN.

        (A) BASIC LIMITATION. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares that may be subject to Awards granted under the Plan (and therefore that may be subject to ISOs granted under the Plan) shall not exceed three hundred thousand (300,000) Shares, plus any Shares remaining available for grant of awards under the Prior Plan on the Effective Date (including Shares subject to outstanding options under the Prior Plan on the Effective Date that are subsequently forfeited or terminate for any other reason before being exercised and unvested Shares that are forfeited pursuant to such Prior Plan after the Effective Date). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.


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        (B)     INDIVIDUAL AWARD LIMITATION. Subject to the provisions of
Section 12, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any consecutive twelve-month period that relate to more than 100,000 Shares; provided, however, that this limit shall be increased to 200,000 Shares for grants in the first twelve months of the Participant's Service.

        (C) ADDITIONAL SHARES. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being settled or exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6. RESTRICTED SHARES.

        (A) RESTRICTED STOCK AGREEMENT. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

        (B) PAYMENT FOR AWARDS. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services and future services; provided that payment may not be made by delivery of a promissory note. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

        (C) VESTING. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

        (D) VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

        (E) RESTRICTIONS ON TRANSFER OF SHARES. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

        (A) STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation.

        (B) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

        (C) EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8

        (D) WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

        (E) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of Option shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

        (F) EXERCISE OF OPTIONS UPON TERMINATION OF SERVICE. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

        (G) EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

        (H) LEAVES OF ABSENCE. An Employee's Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee's Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

        (I) NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

        (J) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options

(to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, adversely affect his or her rights or obligations under such Option. In addition, notwithstanding any other provision of the Plan, in no event shall the Committee cancel any outstanding Option for the purpose of reissuing the Option to the Optionee at a lower exercise price or reduce the exercise price of an outstanding Option.

        (K) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8. PAYMENT FOR SHARES.

        (A) GENERAL RULE. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(f) below.

        (B) SURRENDER OF STOCK. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

        (C) SERVICES RENDERED. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

        (D) CASHLESS EXERCISE. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

        (E) EXERCISE/PLEDGE. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

        (F) OTHER FORMS OF PAYMENT. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules; provided that payment may not be made by delivery of a promissory note.

        (G) LIMITATIONS UNDER APPLICABLE LAW. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

        (A) SAR AGREEMENT. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

        (B) NUMBER OF SHARES. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

        (C) EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

        (D) EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

        (E) EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

        (F) EXERCISE OF SARS. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

        (G) MODIFICATION OR ASSUMPTION OF SARS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, may alter or impair his or her rights or obligations under such SAR. In addition, notwithstanding any other provision of the Plan, in no event shall the Committee cancel any outstanding SAR for the purpose of reissuing the SAR to the Optionee at a lower exercise price or reduce the exercise price of an outstanding SAR.

SECTION 10. STOCK UNITS.

        (A) STOCK UNIT AGREEMENT. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

        (B) PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

        (C) VESTING CONDITIONS. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

        (D) VOTING AND DIVIDEND RIGHTS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

        (E) FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

        (F) DEATH OF RECIPIENT. Any Stock Unit Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Unit Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

        (G) CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. TRANSFERABILITY; PERFORMANCE GOALS

        (A) TRANSFERABILITY. Except to the extent determined by the Committee, no Award shall be assigned or transferred by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant may be exercised only by such Participant or his or her guardian or legal representative.

        (B) PERFORMANCE GOALS. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share,
(c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital,
(h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue,
(o) return on invested capital, (p) market segment shares, (q) sales, (r) unit openings or (s) customer satisfaction ("Qualifying Performance Criteria"). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements' discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year. The Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Goal to a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

SECTION 12. ADJUSTMENT OF SHARES.

        (A) ADJUSTMENTS. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

                (i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

                (ii)    The limitations set forth in Section 5(a) and (b);

                (iii) The number of Shares covered by each outstanding Option and SAR;

                (iv)    The Exercise Price under each outstanding Option and
SAR; or

                (v) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        (B) DISSOLUTION OR LIQUIDATION. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

        (C) REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

                (i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

                (ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

                (iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

                (iv) Full acceleration of the expiration date of the outstanding unexercised Awards to a date not earlier than thirty (30) days after notice to the Participant; or

                (v) Settlement of the full value of the outstanding Awards in cash or cash equivalents (including deferred compensation pending vesting) followed by cancellation of such Awards.

        (D) RESERVATION OF RIGHTS. Except as provided in this Section 12, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the terms of any outstanding Award, including the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13. DEFERRAL OF AWARDS.

        The Committee (in its sole discretion) may permit or require a Participant to:

        (a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

        (b) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

        (c) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

        A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

        The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under
Section 5.

SECTION 15. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

        (A) EFFECTIVE DATE. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

        (B) ELECTIONS TO RECEIVE NSOS, RESTRICTED SHARES OR STOCK UNITS. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

        (C) NUMBER AND TERMS OF NSOS, RESTRICTED SHARES OR STOCK UNITS. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.

        Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 17. WITHHOLDING TAXES.

        (A) GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

        (B) SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 18. NO EMPLOYMENT RIGHTS.

        No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason, with or without notice.

SECTION 19. DURATION AND AMENDMENTS.

        (A) TERM OF THE PLAN. The Plan, as set forth herein, shall terminate automatically ten (10) years after its adoption by the Board. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

        (B) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

        (C) EFFECT OF TERMINATION. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect any Award previously granted under the Plan.

                [Remainder of this page intentionally left blank]

SECTION 20. EXECUTION.

        To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

                                LASERCARD CORPORATION


                                By
                                  ----------------------------------------------

                                Name
                                    --------------------------------------------

                                Title
                                     -------------------------------------------